Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB – CRNSF
VACANT LAND PURCHASE AGREEMENT EXTENSIONS
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CANCELLATION OF VACANT LAND PURCHASE AGREEMENT
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NON-BROKERED PRIVATE PLACEMENT
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ENTRY INTO SYSTEM IMPACT STUDY AGREEMENTS
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DEPARTURE OF CONSULTANT OF COMPANY & DIRECTOR/OFFICER OF WHOLLY-OWNED
SUBSIDIARY; APPOINTMENT OF OFFICER OF WHOLLY-OWNED SUBSIDIARY

Vancouver, B.C. – February 7, 2012 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, further to the Company's News Releases of November 10 and December 16, 2011, and January 18, 2012, the close of escrow for the Vacant Land Purchase Agreement (the “Hesperia West Agreement”), entered into by the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Hesperia West Agreement has also been extended. Under the Hesperia West Agreement, effective February 2, 2012, the close of escrow has been extended to February 22, 2012, and the Hesperia West Agreement is now subject to Coronus’ board of director approval on or before February 15, 2012.

Further to the Company's News Releases of September 29 and November 22, 2011, and January 18, 2012, the close of escrow for the Vacant Land Purchase Agreement (the “Adelanto West Agreement”), entered into by Coronus, has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Adelanto West Agreement has also been extended. Under the Adelanto West Agreement, effective February 2, 2012, the close of escrow has been extended to March 7, 2012, and the Adelanto West Agreement is now subject to Coronus’ board of director approval on or before February 29, 2012.

Further to the Company's News Releases of October 14 and December 9, 2011, and January 18, 2012, the close of escrow for the Vacant Land Purchase Agreement (the “Yucca Valley East Agreement”), entered into by Coronus, has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Yucca Valley East Agreement has also been extended. Under the Yucca Valley East Agreement, effective February 2, 2012, the close of escrow has been extended to March 7, 2012, and the Yucca Valley East Agreement is now subject to Coronus’ board of director approval on or before February 29, 2012.

Further to the Company's News Releases of October 14 and December 9, 2011, and January 18, 2012, the close of escrow for the Vacant Land Purchase Agreement (the “Apple Valley East Agreement”), entered into by Coronus, has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Apple Valley East Agreement has also been extended. Under the Apple Valley East Agreement, effective February 2, 2012, the close of escrow has been extended to March 7, 2012, and the Apple Valley East Agreement is now subject to Coronus’ board of director approval on or before February 29, 2012.

The Company sought the above extensions because the Company requires additional time to determine whether the properties will be suitable for solar photovoltaic (PV) developments under the California Public Utilities Commission’s (CPUC’s) feed-in tariff program for small generators.

On January 31, 2012, Coronus and Karinne Wolf cancelled the Vacant Land Purchase Agreement (the “Oak Hills South Agreement”), dated October 13, 2011, entered into by Coronus, as Buyer, and Karinne Wolf, as Seller. The Company first reported the Oak Hills South Agreement in its News Release of October 14, 2011. Under the Oak Hills South Agreement, Coronus agreed to acquire a 27.47 acre parcel of vacant land, situated south of Oak Hills, in the County of San Bernardino, California. The purchase price was USD $145,000. Coronus deposited USD $1,000 into escrow and agreed to deposit an additional USD $144,000 within sufficient time to close escrow. Close of escrow initially was December 22, 2011, but was extended to January 22, 2012, and then to February 1, 2012. The Oak Hills South Agreement was subject to Coronus’ Board of Director approval, initially on or before December 15, 2011, but this deadline was extended to on or before January 15, 2012, and then to on or before January 31, 2012. Coronus’ Board of Directors rejected the Oak Hills South Agreement due to lack of certainty as to whether the property would be suitable for a solar PV development under the CPUC’s feed-in tariff program for small generators, coupled with anticipated challenges with the parcel in relation to interconnecting a solar PV system to the grid.

On February 2, 2012, the Company conducted a non-brokered private placement, issuing a senior secured, convertible promissory note (the “Note”) and transferrable warrant (the “Warrant”) to one investor, for proceeds of CAD $50,000. The Note is secured by a first priority security interest in all of the Company’s assets, including those of its wholly-owned subsidiary, Coronus. The Note matures on

February 2, 2013 and bears interest at an annual rate of 12%, payable in cash at maturity, prepayment or conversion. At or before maturity, the Note and any accrued interest are convertible at the holder’s option into shares of our common stock, at a price of CAD $0.60 per share. The Warrant entitles the holder thereof to purchase an aggregate of 83,333 shares of our common stock at an exercise price of CAD $0.75 for a period of five years. In connection with the completion of the private placement, the Company paid no finder’s fees.

On February 2, 2012, our wholly-owned subsidiary, Coronus, entered into a System Impact Study Agreement (the “SIS Agreement for Yucca Valley East 1”) with Southern California Edison (“SCE”). The SIS Agreement for Yucca Valley East 1 relates to Coronus’ application for interconnection service and the CREST tariff for a 1.5 MW solar PV power system (the “Yucca Valley East 1 Project”) on the 34.07 acre parcel of vacant land, situated east of Yucca Valley, in the County of San Bernardino, California, Coronus agrees to acquire pursuant to the Yucca Valley East Agreement, as described above.

The SIS Agreement for Yucca Valley East 1 sets forth the terms and conditions for SCE to perform a system impact study to determine the impacts that would result from interconnecting the Yucca Valley East 1 Project and the adequacy of SCE’s electrical system to accommodate the Yucca Valley East 1 Project. In addition, SCE shall make a preliminary determination of the required interconnection facilities and distribution system upgrades, and any other modifications or additions that would be needed, to accommodate the Yucca Valley East 1 Project. The estimated cost of the SIS Agreement for Yucca Valley East 1 is $10,000. SCE anticipates completing the study within 120 business days. On entering into the SIS Agreement for Yucca Valley East 1, Coronus paid SCE a $10,000 deposit.

On February 2, 2012, Coronus entered into a second System Impact Study Agreement (the “SIS Agreement for Yucca Valley East 2”) with SCE. The SIS Agreement for Yucca Valley East 2 relates to Coronus’ application for interconnection service and the CREST tariff for a second 1.5 MW solar PV power system (the “Yucca Valley East 2 Project”) on the 34.07 acre parcel of vacant land, situated east of Yucca Valley, in the County of San Bernardino, California, Coronus agrees to acquire pursuant to the Yucca Valley East Agreement, as described above.

The SIS Agreement for Yucca Valley East 2 sets forth the terms and conditions for SCE to perform a system impact study to determine the impacts that would result from interconnecting the Yucca Valley East 2 Project and the adequacy of SCE’s electrical system to accommodate the Yucca Valley East 2 Project. In addition, SCE shall make a preliminary determination of the required interconnection facilities and distribution system upgrades, and any other modifications or additions that would be needed, to accommodate the Yucca Valley East 2 Project. The estimated cost of the SIS Agreement for Yucca Valley East 2 is $10,000. SCE anticipates completing the study within 120 business days. On entering into the SIS Agreement for Yucca Valley East 2, Coronus paid SCE a $10,000 deposit.

On February 2, 2012, Coronus entered into a third System Impact Study Agreement (the “SIS Agreement for Hesperia West 2”) with SCE. The SIS Agreement for Hesperia West 2 relates to Coronus’ application for interconnection service and the CREST tariff for a 1.5 MW solar PV power system (the “Hesperia West 2 Project”) on the 20 acre parcel of vacant land, situated west of Hesperia, in the County of San Bernardino, California, Coronus agrees to acquire pursuant to the Hesperia West Agreement, as described above.

The SIS Agreement for Hesperia West 2 sets forth the terms and conditions for SCE to perform a system impact study to determine the impacts that would result from interconnecting the Hesperia West 2 Project and the adequacy of SCE’s electrical system to accommodate the Hesperia West 2 Project. In addition, SCE shall make a preliminary determination of the required interconnection facilities and distribution system upgrades, and any other modifications or additions that would be needed, to accommodate the Hesperia West 2 Project. The estimated cost of the SIS Agreement for Hesperia West 2 is $10,000. SCE anticipates completing the study within 120 business days. On entering into the SIS Agreement for Hesperia West 2, Coronus paid SCE a $10,000 deposit.

On February 1, 2012, the Company’s engagements of Mark Burgert as Consultant to the Company, and as President of its wholly-owned subsidiary, Coronus, were terminated by mutual agreement. Accordingly, as of February 1, 2012, Mr. Burgert no longer holds any positions with the Company. Mr. Burgert had no disagreements with the Company or Coronus over practices, policies or operations.

As reported in the Company's News Release of November 6, 2009, on November 2, 2009, the Company completed the agreement (the “Share Purchase Agreement”) to acquire all of the issued and outstanding shares of the Company’s now, wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”). Coronus was a start-up stage company founded to deploy and operate utility-scale solar power systems in the State of California. The Company acquired the issued and outstanding shares of Coronus from Mr. Burgert, who, at the time, was the sole principal of Coronus and served as President of Coronus. On closing of the Share Purchase Agreement, Mr. Burgert continued to hold office of President of Coronus. Additionally, on closing, pursuant to the Share Purchase Agreement, the Company engaged Mr. Burgert as Consultant, and as consideration therefore, the Company issued Mr. Burgert the options to acquire (i) 150,000 shares of the Company’s common stock, exercisable at USD $0.065 per share until April 22, 2015, and (ii) 200,000 shares of the Company’s common stock, exercisable at USD $0.065 per share until March 31, 2016.

Having assisted the Company and Coronus through the ownership transition, as well as with the early development of Coronus, the Company and Coronus no longer require the services of Mr. Burgert.

Mr. Burgert continues to hold the options, as described above, to acquire (i) 150,000 shares of the Company common stock, exercisable at USD $0.065 per share until April 22, 2015, and (ii) 200,000 shares of the Company common stock, exercisable at USD $0.065 per share until March 31, 2016, and Mr. Burgert will continue to hold them until the options expire or until Mr. Burgert exercises them.

Jeff Thachuk, the Company’s President, is the Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors of Coronus, and has been so since the Company acquired Coronus on November 2, 2009. On February 1, 2012, to replace Mr. Burgert, the Company appointed Mr. Thachuk as President of Coronus. At this time, the Company has not entered into any new compensatory arrangements with Mr. Thachuk in respect of this appointment.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.